SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15 (d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported): August 30, 1999

                             Albion Banc Corp.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)

       Delaware                    0-22038                16-1435160
---------------------------      ----------            ----------------
State or other jurisdiction      Commission            (I.R.S. Employer
     of incorporation            File Number          Identification No.)

48 North Main Street, Albion, New York                      14411-0396
----------------------------------------                    ----------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number (including area code): (716) 589-5501

                               Not Applicable
                               --------------
         (Former name or former address, if changed since last report)

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Item 5.  Other Events
---------------------

     On August 30, 1999, Albion Banc Corp. ("Albion Banc Corp."), a Delaware corporation headquartered in Albion, New York, and Niagara Bancorp, Inc. ("Niagara Bancorp"), a Delaware corporation headquartered in Lockport, New York, entered into an Agreement and Plan of Merger (the "Agreement"), pursuant to which Niagara Bancorp will acquire all of the outstanding stock of Albion Banc Corp. The Agreement provides that Niagara Bancorp will pay $15.75 per share in cash for each of the outstanding shares of Albion Banc Corp. common stock. Including the cash out of outstanding stock options, the aggregate purchase price for Albion Banc Corp. is approximately $12.4 million. It is anticipated that the transaction will be accounted for using the purchase method of accounting.

     Pursuant to the Agreement, Albion Banc Corp. has agreed to pay Niagara Bancorp a termination fee of $619,000 in the event the Agreement is terminated under certain conditions.

     Consummation of the Merger is subject to the approval of the stockholders of Albion Banc Corp. and the receipt of all required regulatory approvals, as well as other customary conditions.

     The Agreement incorporated herein by reference. The press release issued by Niagara Bancorp and Albion Banc Corp. on August 30, 1999 regarding the Merger is included as Exhibit 99 hereto. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  The following exhibits are filed with this report:

     Exhibit
     -------

      2 Agreement and Plan of Merger dated as of August 30, 1999 between Niagara Bancorp and Albion Banc Corp.(incorporated by reference to Exhibit 2 of the Form 8-K filed on September 10, 1999 by Niagara Bancorp, Commission File Number 0-23975)

     99      Press Release dated August 30, 1999

                                     2

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                                SIGNATURES
                                ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    ALBION BANC CORP.


                                        /s/Jeffrey S. Rheinwald
DATE: September 10, 1999            By: -------------------------------------
                                        Jeffrey S. Rheinwald
                                        President and Chief Executive Officer

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                                 EXHIBIT 99

                               Press Release

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Monday August 30, 5:30 pm Eastern Time

Company Press Release

Niagara Bancorp, Inc. & Albion Banc Corp. Announce Merger

Holding Company to Acquire Albion Federal Savings and Loan

LOCKPORT, N.Y.--(BUSINESS WIRE)--Aug. 30, 1999--The Boards of Directors of Niagara Bancorp, Inc. (NASDAQ: NBCP - news) and Albion Banc Corp. (NASDAQ:
ALBC - news) announced today that they have signed a definitive merger agreement under which Niagara Bancorp, Inc. will acquire all of the outstanding shares of Albion Banc Corp., the holding company for Albion Federal Savings and Loan Association. As a result, Albion Federal Savings and Loan will merge into Lockport Savings Bank, a subsidiary of Niagara Bancorp, Inc. Albion's two branch locations will become branch offices of Lockport Savings Bank. Under the terms of the agreement, which was approved unanimously by both Boards of Directors, Niagara Bancorp, Inc. has agreed to pay $15.75 per share in cash for each of the 753,058 outstanding shares of Albion Banc Corp. common stock. Including the cash out of outstanding stock options, the aggregate purchase price for Albion Banc Corp. is approximately $12.4 million. The purchase price is approximately 1.8 times Albion Banc Corp.'s June 30, 1999 book value. The acquisition price represents 12.4 times the last 12 months earnings, after adjusting for the after tax impact of projected cost savings. The transaction will be accounted for under the purchase method and is subject to approval by Albion Banc Corp. shareholders and various regulatory agencies. It is anticipated that the transaction will close by the end of the first quarter of 2000. Current members of Albion Banc Corp.'s board will continue to provide leadership as an Advisory Board, with James H. Keeler continuing to serve as chairman.

In announcing the transaction, William E. Swan, Niagara Bancorp, Inc. president and chief executive officer stated, ``The strategic goal of Niagara Bancorp, Inc. is to become Western New York's community bank of choice. Acquiring Albion Savings and Loan provides contiguous presence between Buffalo and Rochester, enhancing franchise value, increasing profitability and contributing to long-term shareholder value.''

Niagara Bancorp, Inc. expects the transaction to be immediately accretive to both reported earnings and cash earnings.

``We are pleased to be aligning ourselves with a company that shares our commitment to community banking,'' said Keeler. ``A partnership with Niagara Bancorp means customers will have access to a wider variety of quality products and services while continuing to receive the high level of personal service they have come to expect. Together we will be able to accomplish much more than we could

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ever have accomplished alone.''

Niagara Bancorp, Inc., headquartered in Lockport, NY, is the parent holding company of Lockport Savings Bank, a state chartered savings bank. Founded in 1870, Lockport Savings Bank operates 18 branch offices in the Erie, Genesee, Niagara and Orleans counties of Western New York and recently announced a 19th location, scheduled to open in the fourth quarter of this year in the Town of Amherst. In August, the Bank opened a loan production office for residential and commercial real estate and small business lending in Rochester in the Linden Oaks Office Park. In January 1999, Lockport Savings Bank acquired Warren-Hoffman & Associates Inc., one of the largest full-service insurance agencies in Western New York and NOVA Healthcare Administrators, a third party administrator of employee benefits. Both companies now operate as wholly owned subsidiaries of the Bank. As of June 30, 1999, Niagara Bancorp, Inc. had total assets of $1.6 billion, total deposits of $1.1 billion and total equity of $239.5 million.

Albion Banc Corp., headquartered in Albion, NY, is a unitary thrift holding company for its wholly owned subsidiary, Albion Federal Savings and Loan Association, a federally chartered thrift organized in 1934. The company operates two branch offices located in Albion and Brockport, NY. As of June 30,1999, Albion Banc Corp. had total assets of $78.7 million, total deposits of $61.0 million and total equity of $6.5 million.

Niagara Bancorp, Inc. investor inquiries are to be directed to Paul J. Kolkmeyer, executive vice president and chief financial officer, or Ann Segarra, vice president of finance and investor relations at (716) 625-7500. Albion Banc Corp. investor inquiries are to be directed to Jeffrey S. Rheinwald at (716) 589-5501. All press inquiries are to be directed to Leslie
G. Garrity, public relations coordinator at (716) 625-7528.

This news release contains certain forward-looking statements regarding enhanced revenue that may be realized from the transaction. Niagara Bancorp, Inc. cautions readers that such forward looking statements may involve certain risks and uncertainties, including a variety of factors that may cause Niagara Bancorp, Inc.'s actual results to differ materially from the anticipated results or expectations expressed in any forward looking statements made by, or on behalf of, Niagara Bancorp, Inc. These factors are further detailed in Niagara Bancorp Inc.'s filings with the Securities and Exchange Commission.

Corporate Information

Niagara Bancorp, Inc. Transfer Agent and Registrar 6950 South Transit Road ChaseMellon Shareholder Services Post Office Box 514 450 West 33rd Street - 15th Floor Lockport, New York 14095-0514 New York, New York 10001 Telephone
(716)625-7500 Telephone (888)451-0181

Website: http://www.chasemellon.com

Quarterly press releases are being distributed by Business Wire and can be found on the Internet, as well as appropriate trade media and financial disclosure circuits. News and other information about the Corporation are available on the Internet at the Corporation's website, http://www.niagarabancorp.com. For additional information about Niagara Bancorp, Inc. please contact:
--------------------
Contact:

     Investor Relations:
     Ann M. Segarra
     Vice President of Finance and Investor Relations
     716/625-7509
      or
     Media Relations:
     Leslie G. Garrity
     Public Relations Coordinator
     716/625-7528

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